Exhibit 5.1

[Letterhead of Debevoise & Plimpton LLP]

September 16, 2008

Westpac Banking Corporation

Westpac Place

275 Kent Street

Sydney, New South Wales 2000

Australia

Westpac Banking Corporation
Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special counsel to Westpac Banking Corporation (the “Bank”), a corporation incorporated in the Commonwealth of Australia (“Australia”) under the Corporations Act 2001 of Australia and registered in New South Wales, in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form F-3 (the “Registration Statement”), relating to the offer and sale by the Bank from time to time of (i) senior debt securities of the Bank (the “Senior Debt Securities”) to be issued pursuant to an Indenture (the “Senior Indenture”), dated as of July 1, 1999, between the Bank and The Bank of New York Mellon as successor to The Chase Manhattan Bank, as trustee (the “Senior Trustee”), and (ii) subordinated debt securities of the Bank (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to an Amended and Restated Subordinated Indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), dated as of May 15, 2003, between the Bank and The Bank of New York Mellon as successor to JPMorgan Chase Bank, as trustee (the “Subordinated Trustee” and together with the Senior Trustee, the “Trustee”).

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Bank and such other instruments and certificates of public officials and officers and representatives of the Bank as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials and officers and representatives of the Bank delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions.  In rendering the opinions expressed below, we have assumed with your permission, without independent investigation or inquiry, (i) the power and authority of the Trustee to enter into and perform its obligations under each of the Indentures, (ii) the due authorization, execution and delivery of each of the Indentures by the Trustee and (iii) the enforceability of each of the Indentures against the Trustee and the Subordinated Indenture, in so far as it is governed by the laws of Australia, against the Bank.

                Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.                                       When (i) the terms of the Senior Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors of the Bank (the “Board of Directors”) or a duly authorized officer of the Bank pursuant to authority duly delegated by the Board of Directors of the Bank (an “Authorized Officer”), (ii) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Bank and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank and (iii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or an Authorized Officer, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms.

2.                                       When (i) the terms of the Subordinated Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors or an Authorized Officer, (ii) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Bank and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank and (iii) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors or an Authorized Officer, the Subordinated Debt Securities will be validly issued and, in so far as they are governed by the laws of the State of New York, will constitute valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.  Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indentures or the Debt Securities that purports to (i) waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, (ii) constitute a waiver of inconvenient forum or improper venue, (iii) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (iv) grant a right to collect any amount that a court determines to constitute unearned interest, or post-judgment interest or a penalty or forfeiture, (v) maintain or impose any obligation to pay any amount in U.S. dollars where a final judgment concerning such obligation is rendered in another currency or (vi) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies.  In addition, the enforceability of any provision in the Indentures or the Debt Securities to the effect that (x) the terms thereof may not be waived or modified except in writing, (y) the express terms thereof supersede any inconsistent course of dealing, performance or usage or (z) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances.  We wish to call to your attention that the enforceability of waivers of immunity is subject to the limitations imposed by the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, as currently in effect.

We have relied upon the opinion, dated today and addressed to you, of Grant Patrick Dillon Rennie, Counsel and Head of Legal Group Treasury at the Bank, as to certain matters of Australian law, and all of the assumptions and qualifications set forth in such opinion are incorporated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the Prospectus forming a part thereof.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Debevoise & Plimpton LLP